As filed with the Securities and Exchange Commission on September 10, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

COCA-COLA EUROPEAN PARTNERS PLC
(Exact name of registrant as specified in its charter)

England and Wales	98-1267571
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Pemberton House, Bakers Road
Uxbridge, UB8 1EZ, United Kingdom
+44 (0)1895 231 313
(Address and telephone number of registrant’s principal executive offices)

Coca-Cola Enterprises, Inc, 2010 Incentive Award Plan
(Full title of the plans)

The Corporation Trust Company
Corporate Trust Center
1209 Orange St.
Wilmington, DE 19801
(Name and Address of Agent For Service)

(518) 453-2130
(Telephone number, including area code, of agent for service)

Copies to:
John J. Cannon III, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
(212) 848-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Title of Plan	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Ordinary Shares, nominal value €0.01 per share	Coca-Cola Enterprises, Inc. 2010 Incentive Award Plan (the “Plan”)	200,000	$55.09	$11,018,000	$1,335.38

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional Ordinary Shares, nominal value €0.01 per share (“Ordinary Shares”), of Coca-Cola European Partners plc, formerly known as Spark Orange Limited and Coca-Cola European Partners Limited (the “Registrant”), which may be offered and issued to prevent dilution resulting from adjustments as a result of stock dividends, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments.

(2)
Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low market prices of the Ordinary Shares as reported on the New York Stock Exchange on September 9, 2019.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement covers an additional 200,000 shares of Ordinary Shares that maybe offered pursuant to the Plan. The contents of the Registrant’s Registration Statement on Form F-4 as amended by the Post-Effective Amendment No. 1 on Form S-8 filed on June 1, 2016 (File No. 333-208556) (“Previous Form S-8”), including periodic reports that the Registrant filed after the Previous Form S-8 to maintain current information about the Registrant, are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8, except to the extent superseded by the items set forth in Part II below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

We hereby incorporate, or will be deemed to have incorporated, herein by reference the following documents:

(a) the Registrant’s Form 20-F for the fiscal year ended December 31, 2018 (File No. 001-37791), filed on March 14, 2019;

(b) the description of the Registrant’s Ordinary Shares, registered under Section 12 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), contained in “Item 9. The Offer and Listing” and “Item 10.  Additional Information,” respectively, of the Form 20-F described in, and incorporated by reference in, paragraph (a) above;

(c) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the date of the document referred to in paragraph (a) above; and

(d) all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the Ordinary Shares registered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description

3
Articles of Association of Coca-Cola European Partners plc (formerly known as Spark Orange Limited and Coca-Cola European Partners Limited)  (incorporated by reference to Exhibit 99.1 to Coca-Cola European Partners plc’s Form 6-K filed with the Securities Exchange Commission on May 30, 2019)

4.1
The Coca-Cola Enterprises, Inc. 2010 Incentive Award Plan (As Amended Effective February 7, 2012) (incorporated by reference to Exhibit 99.1 to Coca-Cola Enterprises Inc.’s Current Report on Form 8-K filed on February 9, 2012)

5	Opinion of Shearman & Sterling LLP regarding legality*

23.1	Consent of Shearman & Sterling LLP (included in the opinion filed as Exhibit 5)*

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm of Coca-Cola European Partners plc*

24	Power of Attorney (included on the signature page hereof)*

*    Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom, on this 10th day of September, 2019.

COCA-COLA EUROPEAN PARTNERS PLC

By:	/s/ Clare Wardle
Clare Wardle
General Counsel and Company Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Clare Wardle as his or her attorney-in-fact and agent, to sign one or more registration statements on Form S-8 and any or all amendments (including post-effective amendments) to such registration statements in connection with the registration under the U.S. Securities Act of 1933, as amended, of ordinary shares of Coca-Cola European Partners plc pursuant to the Coca-Cola Enterprises, Inc. 2010 Incentive Award Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any act in connection with any of the foregoing as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. Each attorney-in-fact and agent is hereby granted full power of substitution and revocation with respect hereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on September 10, 2019.

Name	Title

/s/ Damian Gammell	(Principal Executive Officer); Director
Damian Gammell

/s/ Manik H. Jhangiani	Chief Financial Officer
Manik H. Jhangiani	(Principal Financial Officer and Principal Accounting Officer)

/s/ Sol Daurella	Chairman and Director
Sol Daurella

/s/ Jan Bennink	Director
Jan Bennink

/s/ José Ignacio Comenge Sánchez-Real	Director
José Ignacio Comenge Sánchez-Real

/s/ Francisco Crespo Benítez	Director
Francisco Crespo Benítez

/s/ Christine Cross	Director
Christine Cross

/s/ Irial Finan	Director
Irial Finan

/s/ Javier Ferrán	Director
Javier Ferrán

/s/ Nathalie Gaveau	Director
Nathalie Gaveau

/s/ Álvaro Gómez-Trénor Aguilar	Director
Álvaro Gómez-Trénor Aguilar

/s/ Orrin H. Ingram II	Director
Orrin H. Ingram II

/s/ Thomas H. Johnson	Director
Thomas H. Johnson

/s/ Dagmar Kollmann	Director
Dagmar Kollmann

/s/ Alfonso Líbano Daurella	Director
Alfonso Líbano Daurella

/s/ Lord Mark Price	Director
Lord Mark Price

/s/ Mario Rotllant Solá	Director
Mario Rotllant Solá

/s/ Garry Watts	Director
Garry Watts

/s/ Joyce King-Lavinder	Authorized Representative
Joyce King-Lavinder Vice President Tax	in the United States